UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 24, 2003 (July 22, 2003)


                                 PINNACOR INC.
            (Exact Name of Registrant as Specified in Its Charter)


           Delaware                    000-30309               13-4042678
(State or Other Jurisdiction of   (Commission File Number)  (I.R.S. Employer
      Incorporation)                                        Identification No.)


                601 West 26th Street, 13th Floor, New York, NY
                   (Address of Principal Executive Offices)

                                     10001
                                  (Zip Code)

                                (212) 691-7900
             (Registrant's Telephone Number, Including Area Code)



Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 22, 2003, NMP, Inc., a Delaware corporation ("Holdco"), MarketWatch.com, Inc., a Delaware corporation ("MarketWatch.com"), Pinnacor Inc., a Delaware corporation ("Pinnacor"), Maple Merger Sub, Inc., a wholly-owned subsidiary of Holdco ("Maple Merger Sub"), and Pine Merger Sub, Inc., a wholly-owned subsidiary of Holdco ("Pine Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") under which Maple Merger Sub will merge with and into MarketWatch.com (the "Parent Merger") and Pine Merger Sub will merge with and into Pinnacor (the "Company Merger" and together with the Parent Merger, the "Mergers") whereby after the Mergers each of MarketWatch.com and Pinnacor will be direct wholly owned subsidiaries of Holdco.

         Subject to the terms and conditions of the Merger Agreement, Pinnacor stockholders will be able to elect to receive either $2.42 in cash or 0.2659 shares of Holdco common stock for each share of Pinnacor commmon stock, subject to proration, upon the consummation of the Company Merger. MarketWatch.com stockholders will receive, on a one for one basis, shares of Holdco common stock. In addition, Holdco will assume Pinnacor's outstanding stock options and warrants. The Mergers are intended to qualify as a tax-free exchange for federal income tax purposes, except that gain, if any, will be taxable to the extent of any cash received by Pinnacor stockholders in the Company Merger. The Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

         The Mergers are subject to customary closing conditions, including regulatory approval and the approval of MarketWatch.com and Pinnacor stockholders. Although the Mergers are expected to be completed during the fourth quarter of 2003, there can be no assurance that the Mergers will be completed during such timeframe.

         In connection with the Mergers, Holdco, MarketWatch.com, Pinnacor, CBS Broadcasting Inc. and Pearson International Finance Ltd. entered into a Voting and Waiver Agreement, dated July 22, 2003 (the "Voting and Waiver Agreement"), relating to certain voting arrangements and other matters. The Voting and Waiver Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

         Additionally, in connection with the Mergers, Holdco, MarketWatch.com and certain of Pinnacor's stockholders entered into Voting Agreements (the "Voting Agreement") and Affiliate Agreements (the "Affiliate Agreement"), dated as of July 22, 2003, relating to certain voting arrangements and other matters. Forms of the Voting Agreement and the Affiliate Agreement are attached hereto as Exhibits 10.2 and 10.3 respectively, and incorporated herein by reference.

         Also, on July 23, 2003, MarketWatch.com and Pinnacor issued a joint press release relating to the Mergers. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         The foregoing description is not a description of all of the material terms of the Mergers, the Merger Agreement, the Voting and Waiver Agreement, the Voting Agreement, the Affiliate Agreement and the press release. You should read the documents that are attached as exhibits to this report, as well as the joint proxy statement/prospectus for Pinnacor and MarketWatch.com stockholders when those filings become available, for a more complete understanding of the Mergers, the Merger Agreement, the Voting and Waiver Agreement, the Voting Agreement, the Affiliate Agreement and the press release.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.


Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger, dated July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc., Pinnacor Inc., Maple Merger Sub, Inc. and Pine Merger Sub, Inc.

10.1 Voting and Waiver Agreement, dated July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc., Pinnacor Inc., CBS Broadcasting Inc. and Pearson International Finance Ltd.

10.2 Form of Voting Agreement, dated as of July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc. and each of certain individual stockholders of Pinnacor Inc.

10.3 Form of Affiliate Agreement, dated as of July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc. and each of certain individual stockholders of Pinnacor Inc.

99.1 Joint press release of MarketWatch.com, Inc. and Pinnacor Inc., dated July 23, 2003, entitled "MarketWatch to Acquire Pinnacor, Combination Will Create Leading Provider of Online Financial Information and Applications."


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PINNACOR INC.


Date:    July 24, 2003                        By: /s/ David Obstler
                                                    ---------------------------
                                                    David Obstler
                                                    Chief Financial Officer



                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger, dated July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc., Pinnacor Inc., Maple Merger Sub, Inc. and Pine Merger Sub, Inc.

10.1 Voting and Waiver Agreement, dated July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc., Pinnacor Inc., CBS Broadcasting Inc. and Pearson International Finance Ltd.

10.2 Form of Voting Agreement, dated as of July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc. and each of certain individual stockholders of Pinnacor Inc.

10.3 Form of Affiliate Agreement, dated as of July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc. and each of certain individual stockholders of Pinnacor Inc.

99.1 Joint press release of MarketWatch.com, Inc. and Pinnacor Inc., dated July 23, 2003, entitled "MarketWatch to Acquire Pinnacor, Combination Will Create Leading Provider of Online Financial Information and Applications."